Exhibit 99.2

Blackbaud, Inc. Announces First Quarter 2009 Results

Announces Second Quarter 2009 Dividend

CHARLESTON, S.C. – April 30, 2009 – Blackbaud, Inc. (Nasdaq: BLKB), the leading provider of software and related services designed specifically for nonprofit organizations, today announced financial results for its first quarter ended March 31, 2009.

Marc Chardon, Chief Executive Officer of Blackbaud, stated, “A strong finish to the quarter enabled the Company to deliver revenue near the high-end of our guidance, with profitability coming in well ahead of our expectations. Highlights included record eCRM sales activity and the strong performance of our online fundraising solutions, especially our Blackbaud Sphere offering. The success of our key growth initiatives, coupled with our focus on cost controls is playing a key role in helping the Company weather the current economic storm.”

Chardon added, “While our first quarter results were better-than-expected, the market environment remains challenging as the difficult and uncertain economic conditions continue to put pressure on the spending of many organizations in the nonprofit industry. We will continue to manage our expenses carefully; but, we will also continue to invest in the strategic growth initiatives that are contributing to our short-term business and, more importantly, position the Company for enhanced long-term growth.”

On a GAAP basis, Blackbaud reported total revenue of $74.7 million for the quarter ended March 31, 2009, an increase of 8% compared with the first quarter of 2008. Income from operations and net income were $7.8 million and $4.1 million, respectively, compared with $11.3 million and $7.0 million, respectively, in the first quarter of 2008. Diluted earnings per share were $0.09 for the quarter ended March 31, 2009, compared with $0.16 in the same period last year.

For the quarter ended March 31, 2009, non-GAAP revenue, including a $1.2 million revenue adjustment related to Kintera purchase accounting, was $75.9 million, an increase of 9% compared with the first quarter of 2008. Non-GAAP income from operations, which excludes stock-based compensation expense and amortization of intangibles arising from business combinations, was $14.0 million, above the Company’s guidance of $11.7 to $12.7 million and compared to $14.7 million in the same period last year. Non-GAAP net income was $8.2 million for the quarter ended March 31, 2009, compared with $9.0 million in the same period last year. Non-GAAP diluted earnings per share were $0.19 for the quarter ended March 31, 2009, above the Company’s guidance of $0.16 to $0.17 and compared to $0.20 in the same period last year.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

The Company ended the quarter with $23.0 million in cash, up from $16.4 million at the end of the previous quarter. The increase in cash was driven primarily by $12.4 million in cash from operations, offset partially by the quarterly payment of dividends to stockholders.

Timothy V. Williams, Chief Financial Officer of Blackbaud, stated, “The Company’s ability to deliver better-than-expected profitability in the first quarter is a reflection of our effective cost controls and on-going commitment to identifying ways to run our business more efficiently. We believe these efforts, combined with the fact that a majority of our revenue comes from recurring revenue sources, position the Company well to continue delivering substantial profitability and cash flow during 2009.”

Second Quarter 2009 Dividend and Share Repurchase Program

Blackbaud announced today that its Board of Directors has declared a second quarter dividend of $0.10 per share payable on June 15, 2009 to stockholders of record on May 28, 2009. Additionally, as of March 31, the Company had approximately $30 million remaining under its common stock share repurchase program that was authorized approximately a year ago.

Conference Call Details

Blackbaud will host a conference call today, April 30, 2009, at 5:00 p.m. (Eastern Time) to discuss the Company’s financial results, operations and related matters. To access this call, dial 888-601-3861 (domestic) or 913-312-0668 (international). A replay of this conference call will be available through May 7, 2009, at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 9124152. A live webcast of this conference call will be available on the “Investor Relations” page of the Company’s website at www.blackbaud.com/investorrelations, and a replay will be archived on the website as well.

About Blackbaud

Blackbaud is the leading global provider of software and services designed specifically for nonprofit organizations, enabling them to improve operational efficiency, build strong relationships, and raise more money to support their missions. Approximately 22,000 organizations — including University of Arizona Foundation, American Red Cross, Cancer Research UK, The Taft School, Lincoln Center, InTouch Ministries, Tulsa Community Foundation, Ursinus College, Earthjustice, International Fund for Animal Welfare, and the WGBH Educational Foundation — use one or more Blackbaud products and services for fundraising, constituent relationship management, financial management, website management, direct marketing, education administration, ticketing, business intelligence, prospect research, consulting, and analytics. Since 1981, Blackbaud’s sole focus and expertise has been partnering with nonprofits and providing them the solutions they need to make a difference in their local communities and worldwide. Headquartered in the United States, Blackbaud also has operations in Canada, the United Kingdom, and Australia. For more information, visit www.blackbaud.com.

All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.

Forward-looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements that involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: general economic risks; uncertainty regarding increased business and renewals from existing customers; continued success in sales growth; management of integration of acquired companies and other risks associated with acquisitions; risks associated with successful implementation of multiple integrated software products; the ability to attract and retain key personnel; risks related to our dividend policy and share repurchase program, including potential limitations on our ability to grow and the possibility that we might discontinue payment of dividends; risks relating to restrictions imposed by the credit facility; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; technological changes that make our products and services less competitive; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud’s investor relations department.

Non-GAAP Financial Measures

Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP revenue, non-GAAP income from operations and margin, non-GAAP net income and non-GAAP diluted earnings per share. Blackbaud uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Blackbaud’s ongoing operational performance. Blackbaud believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in

Blackbaud’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above exclude stock-based compensation expense and costs associated with amortization of intangibles arising from business combinations and include revenue associated with the Kintera acquisition that is not recognizable under GAAP purchase accounting.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure below. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Investor Contact:

Tim Dolan

ICR

timothy.dolan@icrinc.com

617-956-6727

Media Contact:

Melanie Mathos

Blackbaud, Inc.

melanie.mathos@blackbaud.com

843-216-6200 x3307

SOURCE:    Blackbaud, Inc.

Blackbaud, Inc.

Consolidated balance sheets

(Unaudited)

(in thousands, except share amounts)	March 31, 2009	December 31, 2008

Assets
Current assets:
Cash and cash equivalents	$23,027	$16,361
Donor restricted cash	7,047	12,363
Accounts receivable, net of allowance of $2,986 and $2,777 at March 31, 2009 and December 31, 2008, respectively	47,296	52,554
Prepaid expenses and other current assets	16,946	17,281
Deferred tax asset, current portion	6,779	6,858

Total current assets	101,095	105,417
Property and equipment, net	20,426	21,384
Deferred tax asset	64,231	64,762
Goodwill	73,070	73,615
Intangible assets, net	46,402	48,171
Other assets	473	537

Total assets	$305,697	$313,886

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$7,552	$7,023
Accrued expenses and other current liabilities	18,167	21,758
Donations payable	7,047	12,363
Capital lease obligations, current portion	346	384
Debt, current portion	60,079	60,049
Deferred revenue	112,110	113,802

Total current liabilities	205,301	215,379
Capital lease obligations, noncurrent	127	203
Long-term debt, net of current portion	1,007	1,288
Deferred revenue, noncurrent	4,946	5,838
Other noncurrent liabilities	681	670

Total liabilities	212,062	223,378

Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 180,000,000 shares authorized, 51,316,535 and 51,269,081 shares issued at March 31, 2009 and December 31, 2008, respectively	51	51
Additional paid-in capital	120,116	116,846
Treasury stock, at cost; 7,511,932 and 7,494,466 shares at March 31, 2009 and December 31, 2008, respectively	(130,793)	(130,594)
Accumulated other comprehensive loss	(569)	(899)
Retained earnings	104,830	105,104

Total stockholders’ equity	93,635	90,508

Total liabilities and stockholders’ equity	$305,697	$313,886

Blackbaud, Inc.

Consolidated statements of operations

(Unaudited)

	Three months ended March 31,
(in thousands, except share and per share amounts)	2009	2008
Revenue
License fees	$ 7,405	$ 9,635
Services	21,129	23,576
Maintenance	28,011	25,430
Subscriptions	16,723	8,785
Other revenue	1,473	2,010

Total revenue	74,741	69,436

Cost of revenue
Cost of license fees	903	842
Cost of services	16,209	15,693
Cost of maintenance	5,148	4,704
Cost of subscriptions	6,740	3,656
Cost of other revenue	1,278	1,848

Total cost of revenue	30,278	26,743

Gross profit	44,463	42,693

Operating expenses
Sales and marketing	16,115	15,239
Research and development	11,461	8,767
General and administrative	8,939	7,266
Amortization	186	167

Total operating expenses	36,701	31,439

Income from operations	7,762	11,254
Interest income	62	165
Interest expense	(425)	(70)
Other expense, net	(161)	(89)

Income before provision for income taxes	7,238	11,260
Income tax provision	3,166	4,217

Net income	$ 4,072	$ 7,043

Earnings per share
Basic	$ 0.10	$ 0.16
Diluted	$ 0.09	$ 0.16

Common shares and equivalents outstanding
Basic weighted average shares	42,536,810	43,897,369
Diluted weighted average shares	43,043,777	44,662,620
Dividends per share	$ 0.10	$ 0.10

Blackbaud, Inc.

Consolidated statements of cash flows

(Unaudited)

	Three months ended March 31,
(in thousands)	2009	2008

Cash flows from operating activities
Net income	$4,072	$7,043
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,826	2,492
Provision for doubtful accounts and sales returns	905	1,162
Stock-based compensation expense	3,220	2,359
Excess tax benefit on exercise of stock options	(65)	(221)
Deferred taxes	1,713	1,579
Other non-cash adjustments	35	21
Changes in assets and liabilities:
Accounts receivable	3,751	1,640
Prepaid expenses and other assets	326	(884)
Trade accounts payable	566	2
Accrued expenses and other current liabilities	(3,687)	(3,274)
Donor restricted cash	5,315	—
Donations payable	(5,315)	—
Deferred revenue	(2,237)	2,459

Net cash provided by operating activities	12,425	14,378

Cash flows from investing activities
Purchase of property and equipment	(1,114)	(2,123)
Purchase of net assets of acquired companies	—	(2,327)

Net cash used in investing activities	(1,114)	(4,450)

Cash flows from financing activities
Proceeds from issuance of debt	—	11,500
Proceeds from exercise of stock options	51	287
Excess tax benefit on exercise of stock options	65	221
Payments on debt	(251)	(8)
Payments on capital lease obligations	(114)	(136)
Purchase of treasury stock	—	(19,837)
Dividend payments to stockholders	(4,349)	(4,493)

Net cash used in financing activities	(4,598)	(12,466)

Effect of exchange rate on cash and cash equivalents	(47)	(95)

Net increase (decrease) in cash and cash equivalents	6,666	(2,633)
Cash and cash equivalents, beginning of period	16,361	14,775

Cash and cash equivalents, end of period	$ 23,027	$ 12,142

Blackbaud, Inc.

Reconciliation of GAAP to Non-GAAP financial measures

(Unaudited)

	Three months ended March 31,
(in thousands, except per share amounts)	2009	2008
GAAP revenue	$ 74,741	$ 69,436

Non-GAAP adjustments:
Add back: Kintera deferred revenue writedown	1,207	—

Total Non-GAAP adjustments	1,207	—

Non-GAAP revenue	$ 75,948	$ 69,436

GAAP gross profit	$ 44,463	$ 42,693

Non-GAAP adjustments:
Add back: Kintera deferred revenue writedown	1,207	—
Add back: Stock-based compensation expense (see table below)	653	489
Add back: Amortization of intangibles from business combinations (see table below)	1,578	903

Total Non-GAAP adjustments	3,438	1,392

Non-GAAP gross profit	$ 47,901	$ 44,085

Non-GAAP gross margin	63%	63%

GAAP income from operations	$ 7,762	$ 11,254

Non-GAAP adjustments:
Add back: Kintera deferred revenue writedown	1,207	—
Add back: Stock-based compensation expense (see table below)	3,220	2,359
Add back: Amortization of intangibles from business combinations (see table below)	1,764	1,070

Total Non-GAAP adjustments	6,191	3,429

Non-GAAP income from operations	$ 13,953	$ 14,683

Non-GAAP operating margin	18%	21%

GAAP net income	$ 4,072	$ 7,043

Non-GAAP adjustments:
Add back: Total Non-GAAP adjustments affecting income from operations	6,191	3,429
Add back: Tax impact related to Non-GAAP adjustments	(2,071)	(1,511)

Non-GAAP net income	$ 8,192	$ 8,961

Shares used in computing Non-GAAP diluted earnings per share	43,044	45,148

Non-GAAP diluted earnings per share	$ 0.19	$ 0.20

Detail of Non-GAAP adjustments:
Stock-based compensation expense:
Cost of revenue
Cost of services	$ 377	$ 350
Cost of maintenance	157	112
Cost of subscriptions	119	27

Subtotal	653	489
Operating expenses
Sales and marketing	340	286
Research and development	711	520
General and administrative	1,516	1,064

Subtotal	2,567	1,870

Total stock-based compensation expense	$ 3,220	$ 2,359

Amortization of intangibles from business combinations:
Cost of revenue
Cost of license fees	$ 81	$ 43
Cost of services	334	334
Cost of maintenance	325	98
Cost of subscriptions	819	409
Cost of other revenue	19	19

Subtotal	1,578	903

Operating expenses	186	167

Total amortization of intangibles from business combinations	$ 1,764	$ 1,070